                                A M E N D M E N T


Dated:                    August 10, 1992

To be Effective:          August 17, 1992



                                       TO

                     DEAN WITTER GOVERNMENT SECURITIES PLUS

                              DECLARATION OF TRUST

                               NOVEMBER 20, 1986


614B/34

                                   Amendment dated August 10, 1992, to the
                                   Declaration of Trust (the "Declaration") of Dean Witter Government Securities Plus (the "Trust") dated November 20, 1986

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Federal Securities Trust," to be effective on August 17, 1992;

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 1.1 NAME. The name of the Trust created hereby is the "Dean Witter Federal Securities Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 1.2 DEFINITIONS.....

     "(o) "TRUST" means the "Dean Witter Federal Securities Trust."

    3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

614B/35

     IN WITNESS WHEREOF, the undersigned, a majority of Trustees of the Trust, have executed this instrument this 10th day of August, 1992.

/s/ Jack F. Bennett                     /s/ Paul Kolton
------------------------------------    -------------------------------------
Jack F. Bennett, as Trustee             Paul Kolton,  as Trustee
and not individually                    and not individually
14 Taconic Road                         Nine Hunting Ridge Road
Greenwich, CT 06831                     Stamford, CT 06903

/s/ Robert M. Gardiner                  /s/ Andrew J. Melton, Jr.
------------------------------------    -------------------------------------
Robert M. Gardiner, as Trustee          Andrew J. Melton, Jr., as Trustee
and not individually                    and not individually
Two World Trade Center                  Five World Trade Center
New York, NY 10048                      New York, NY 10048

/s/ John R. Haire                       /s/ Albert T. Sommers
------------------------------------    -------------------------------------
John R. Haire, as Trustee               Albert T. Sommers, as Trustee
and not individually                    and not individually
439 East 51st Street                    16 Bonnie Heights Road
New York, NY 10022                      Manhasset, NY 11030

/s/ John E. Jeuck                       /s/ Edward A. Telling
------------------------------------    -------------------------------------
John E. Jeuck, as Trustee               Edward A. Telling, as Trustee
and not individually                    and not individually
70 East Cedar Street                    Sears Roebuck & Co.
Apt. 1402S                              Sears Tower, 68th Floor
Chicago, IL 60611                       Chicago, IL 60684

                                        /s/ Charles A. Fiumefreddo
                                        -------------------------------------
                                        Charles A. Fiumefreddo, as Trustee
                                        and not individually
                                        Two World Trade Center
                                        New York, New York 10048

72785

STATE OF NEW YORK  )
                    :ss:
COUNTY OF NEW YORK )

     On this 10th day of August, 1992, CHARLES A. FIUMEFREDDO, ANDREW J. MELTON, JR., JACK F. BENNETT, PAUL KOLTON, ROBERT M. GARDINER, JOHN R. HAIRE, ALBERT T. SOMMERS, JOHN E. JEUCK and EDWARD R. TELLING, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                 /s/ Janet A. Herbert
                                 ---------------------------------
                                 Notary Public

My commission expires:

           JANET A. HERBERT
 NOTARY PUBLIC, State of New York
         No. O3HE4942266
   Qualified in New York County
 Commission Expires November 30, 1993


614B/3